                                                                    EXHIBIT 10.3

                          AUTHORIZED AGENCY AGREEMENT

                                    BETWEEN

                     SOUTHWESTERN BELL MOBILE SYSTEMS, INC.

                                      AND

                                 CELLSTAR, LTD.

     THIS AGREEMENT is made and entered into this 17th day of Dec.,
1996, by and between SOUTHWESTERN BELL MOBILE SYSTEMS, INC. ("SBMS"), acting in its capacity as general partner of the Dallas SMSA Limited Partnership, and being a corporation organized and existing under the laws of the States of Delaware and Virginia with its principal place of business at 17330 Preston Road, Suite 100A, Dallas, Texas 75252, and CELLSTAR, LTD., a Texas limited
partnershipwith its principal place of business at   1730 Briarcroft Court,
Carrollton, Texas 75006 ("AGENT").

                              W I T N E S S E T H:
                              --------------------

     Whereas, SBMS is involved in the development, establishment and resale of cellular radio service ("CRS"), which requires the use by CRS subscribers ("Subscribers") of cellular terminal equipment ("CPE");

     Whereas, SBMS and/or its Affiliates is or may become involved in the development and/or sale of other services, including but not limited to long distance/toll service for CRS Subscribers, paging services, other Commercial Mobile Radio Services, and competitive landline local exchange and/or long distance services (collectively referred to as the "Services");

     Whereas, SBMS has been granted regulatory authority to provide CRS in the cellular geographic service area(s) within the Dallas - Ft. Worth and Sherman - Denison metropolitan statistical areas ("MSA") and desires to provide CRS in these Areas, as well as other Services in designated areas, through Authorized Agents, Resellers, Distributors, direct sales and other forms of distribution to Subscribers;

     Whereas, SBMS has adopted and used or intends to adopt and use certain valuable trademarks and service marks, symbols, logos and other identifying indicia ("Marks") in the provision of its Services and CPE;

     Whereas, AGENT is desirous of selling SBMS' CRS as a nonexclusive, authorized CRS agent of SBMS and is desirous of selling, installing, providing warranty service and/or maintaining CPE necessary for Subscribers to utilize Services;

                                       1






THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT BY "[REDACTED]".

     Whereas, SBMS and AGENT further agree AGENT shall sell, install, and/or maintain and provide warranty service for CPE, and is licensed to use certain identifying trademarks and the like in its business operations, as more specifically detailed hereinafter.

     Now, therefore, in consideration of the mutual promises herein contained, it is hereby agreed:

1.   DEFINITIONS
     -----------

     Activation.  The act of initiating an Authorized Service in or to a
     ----------
Subscriber's CPE by SBMS.

     Affiliate.  A person, association, partnership, corporation or joint-stock
     ---------
company, trust or other business entity however organized ("Person") is an affiliate of that entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. Control shall be defined as (i) ownership of a majority of the voting power of all classes of voting stock or (ii) ownership of a majority of the beneficial interests in income and capital of an entity other than a corporation.

     Authorized Services.  Those Services provided by SBMS that AGENT is
     -------------------
authorized hereunder to sell on behalf of SBMS, including CRS and any other Services set forth on Exhibit "A" hereto, which shall be amended, from time to time, as determined by SBMS in its sole discretion.

     Area.  The Dallas - Ft. Worth and Sherman  - Denison metropolitan
     ----
statistical areas ("MSAs") within which SBMS has applied for and obtained regulatory authority to provide CRS. The counties generally comprising these MSAs and any additional counties that may be added to the areas served through the Dallas SMSA Limited Partnership shall be deemed added to the Area, without the necessity of an amendment to this Agreement with respect to other Authorized Services, Area is defined as those Areas in which SBMS is authorized to and is providing or reselling such Authorized Service, except as may be otherwise defined or limited on Exhibit "A".

     Cellular Radio Service (CRS).  Any and all service (including resale of
     ----------------------------
said service) authorized by the F.C.C under Part 22 of its rules as amended under the cellular orders set forth in An Inquiry Into the Use of the Bands 825-845 MHz and 870-890 MHz for Cellular Communications Systems; and Amendments of Parts 2 and 22 of the Commission's Rules Relative to Cellular Communications Systems (CC Docket No. 79-318), 86 F.C.C. 2d 469 (1981), modified as set forth in reconsideration order 89 F.C.C. 2d. 58 (1982), and as further modified as set forth in reconsideration orders, rules or orders from time to time.

     Commercial Mobile Radio Services (CMRS).  Any and all services (including
     ---------------------------------------
resale of said services) that (i) fit the definition of commercial mobile services pursuant to Section 332 of

                                       2
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the Communications Act, 47 U.S.C. (S)332, (ii) are subject to regulation as commercial mobile radio services by the FCC under the orders set forth in Implementation of Sections 3(n) and 332 of the Communications Act:, Regulatory Treatment of Mobile Services (CC Docket No. 93-252) or such other orders or rules as may be in effect from time to time, or (iii) are the functional equivalent of a commercial mobile service as defined in 47 U.S.C. (S)332. CMRS shall in any event include CRS, all forms of specialized mobile radio service (SMR and ESMR), and personal communications services (PCS).

     CPE.  The cellular terminal equipment needed for using CRS and other
     ---
Authorized Services.

     Marks.  Any and all trademarks, service marks, trade names, insignia,
     -----
symbols, logos, decorative designs, or the list SBMS owns or is licensed or sublicensed to use in connection with the Authorized Services or products relating thereto and which SBMS, in its sole discretion, determines from time to time that AGENT is authorized to use.

     Paging Services. A service provided by a communication common carrier
     ---------------
engaged in rendering one-way communication.

     Reseller.  Any person, association, partnership, corporation, joint stock
     --------
company, trust, or other entity that purchases bulk quantities of CRS from a cellular carrier for resale distribution, directly or indirectly, to ultimate users of CRS.

     Subscriber.  A customer of an Authorized Service provided by SBMS.  Each
     ----------
CRS telephone number assigned to a customer of SBMS' CRS is deemed to be a separate Subscriber, regardless of how many CRS telephone numbers may be assigned to or used by any one customer.

     Successor.  Any person, association, partnership, corporation, joint stock
     ---------
company, trust or other entity however organized, that succeeds to or acquires the rights, title or interests of another.

2.   ACKNOWLEDGMENTS AND REPRESENTATIONS
     -----------------------------------

     SBMS and AGENT acknowledge that they have read this Agreement and understand and accept the terms, conditions and covenants contained herein as being reasonably necessary to maintain SBMS' high standards for CRS and other Services, thereby to protect and preserve the goodwill of SBMS' CRS, Services and its Marks. AGENT has read and understands the obligations imposed by the FCC upon CRS licensees and their duties to SBMS as specified in Section 22.9l2 of the FCC's cellular rules.

     AGENT acknowledges that SBMS' ability to provide CRS and other Services is conditioned upon the continuing validity of its FCC operating license(s) and any other required licenses, certificates and permits, and may be affected by state and federal court decisions and regulatory approvals. SBMS makes no representation concerning whether said licenses, certificates, and permits will continue to be valid. AGENT agrees that if SBMS is prohibited from, or otherwise ceases selling an Authorized Service in the Area, SBMS may declare this Agreement null and void as to any or all Authorized Services with no penalty.

     AGENT acknowledges that it has conducted an independent investigation of the business of selling CRS and any other Services that it will conduct pursuant to this Agreement. AGENT recognizes that entry into business as an AGENT of SBMS involves business risks and the AGENT'S success in such business will depend primarily upon its abilities and efforts. SBMS expressly disclaims the making of, and AGENT acknowledges that it has not received or relied upon, any guaranty, express or implied, as to the amount of commissions or other gross revenue that it may earn as a result of its agency relationship with SBMS and acknowledges that it has no knowledge of any representations relating to its agency relationship with SBMS by an officer, employee or agent of SBMS that are contrary to the terms herein. AGENT represents to SBMS, as an inducement to its entry into this Agreement, that AGENT has made no misrepresentations to SBMS in its application for appointment as a nonexclusive, Authorized Agent of SBMS or in any other manner.

     AGENT and SBMS mutually agree that they shall not have any liability to the other for any lost profits, consequential, or special damages even if advised of the possibility of such damages.

3.   RELATIONSHIP OF THE PARTIES
     ---------------------------

     SBMS hereby appoints AGENT as a nonexclusive Authorized Agent within the Area to solicit and contract, on behalf of SBMS, with Subscribers for the Authorized Services subject to all of the terms and conditions hereof.

     During the term of this Agreement or thereafter, SBMS reserves the right without obligation or liability to AGENT, to market the Authorized Services and CPE in the same geographical areas served by AGENT, whether through SBMS' own representatives or through others, including but not limited to, other Authorized Agents, retailers, Resellers and distributors.

     Upon enrollment of a particular Subscriber, that Subscriber shall become a customer of SBMS, and SBMS shall offer and furnish such customer billing services and other customer services as SBMS deems appropriate. SBMS shall be responsible to collect any charges for Authorized Services from Subscribers.

     With the sole exception of the Subscribers enrolled by AGENT for the account of SBMS, with respect to which AGENT acts as agent of SBMS and owes SBMS the fiduciary and other obligations of an agent to its principal, SBMS and AGENT acknowledge and agree that their agency relationship arising from this Agreement does not constitute or create a general agency,

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joint venture, partnership, employment relationship or franchise between them.

     The parties agree that personnel employed by AGENT to perform services under this Agreement are not SBMS employees and AGENT assumes full responsibility for their acts. Such personnel employed by AGENT shall be informed that they are not entitled to the provisions of any SBMS' employee benefits. With respect to such personnel, AGENT shall have sole responsibility for supervision, daily direction and control. SBMS will not be responsible for worker's compensation, disability benefits, unemployment insurance and withholding income taxes and social security for said personnel.

3A.  RELATIONSHIP WITH SUB-AGENTS
     ----------------------------

     AGENT warrants that it entered into or may enter into appropriate agreements with all persons or businesses (other than Agent's own employees) (subject to the conditions stated below) that sell the Authorized Services on behalf of AGENT ("Sub-Agent"), and that such agreements are, or will be sufficient to enable it to comply with all provisions of this Agreement except those that by their nature would not be applicable to a Sub-Agent. Without limiting the generality of the foregoing, AGENT understands, convents and agrees that (i) any Sub-Agent appointed by AGENT must agree to comply with all of the restrictive covenants in Paragraph 18 of this Agreement and the Confidentiality Obligations in Paragraph 31 of this Agreement. AGENT may not delegate its responsibilities under this Authorized Agency Agreement to any Sub-Agent, and shall remain liable to SBMS pursuant to the terms of this Agreement notwithstanding any agreement with a Sub-Agent, (ii) AGENT will inform SBMS within thirty (30) days of the identity of any new Sub-Agent, and SBMS shall have the right to disapprove any new Sub-Agent that in the sole opinion of SBMS, reflects adversely upon SBMS or which is or has been associated in any way with a competitor of SBMS in the Area or, for any reasonable business purpose; and SBMS shall have the right to request the removal of any Sub-Agent who breaches the agreements set forth above or whose actions, in the sole opinion of SBMS, reflect adversely upon SBMS; (iii) AGENT shall inform SBMS prior to any intended relocation of any of its Sub-Agents, which relocation shall then be subject to SBMS' approval; (iv) Prior to AGENT'S appointment of a Sub-Agent, SBMS may request, and AGENT will provide, any further information SBMS deems necessary with respect to any prospective Sub-Agent. A complete list of all current Sub-Agents, along with the names of the owners, managers, principals, officers and directors thereof is attached as Exhibit "D". All existing Sub-Agents of AGENT who are listed in Exhibit " D" are approved by SBMS except to the extent the relationship between AGENT and a Sub-Agent is inconsistent with the agreement; however, any Sub-Agent not listed in Exhibit " D" must be approved in accordance with the procedure in this Paragraph A. AGENT understands and agrees that Sub-Agents of AGENT shall not be permitted to use, in any manner whatsoever, the name, trademarks or service marks of SBMS, unless expressly agreed in a writing signed by AGENT, SBMS and Sub-Agent. Any unauthorized use of SBMS' name, trademarks or service marks shall be grounds for immediate termination of any Sub-Agent agreements.

4.   AGENT RESPONSIBILITIES
     ----------------------

     a. AGENT agrees to provide materials and advertising to actively promote SBMS' Authorized Services in a quality manner, and appropriate sales facilities to enhance the sale of SBMS' Authorized Service.

     b. AGENT will sell SBMS' Authorized Services to customers by employing the following techniques (in addition to others): providing demonstrations of SBMS' Service, explaining its benefits, explaining the terms and conditions of purchase of the Service, providing sales literature prepared by SBMS, and training the customer in the use of SBMS' service. AGENT will offer CRS subject to all of the applicable terms of SBMS' form of contract for customers. AGENT will offer Services subject to all terms and conditions established by SBMS for each such service, which form of contract will be attached hereto as an addendum.

     c. AGENT agrees that it must obtain SBMS' prior written approval to (i) open any locations in addition to those listed in Exhibit "B" and (ii) must notify SBMS sixty (60) days prior to closing any location listed in Exhibit "B". However, an amendment of this Agreement shall not be necessary to subject any new or additional AGENT locations to the terms and conditions of this Agreement; rather, the opening of such locations shall automatically subject them to the terms and conditions of this Agreement. AGENT agrees to establish and maintain installation and maintenance facilities at the locations set forth in Exhibit "B"; provided that AGENT may request the consent of SBMS to close or centralize certain of such facilities, which consent shall not be unreasonably withheld. Agent may, in Agent's discretion, maintain installation and maintenance facilities at such other locations as AGENT may establish from time to time, approval of SBMS shall not be unreasonably withheld, and to furnish high quality and prompt installation, warranty and maintenance service for all CPE sold by it to Subscribers. AGENT, at its own expense, shall obtain from the manufacturer(s) and distributor(s) all required training in the operation, installation, warranty and maintenance service of CPE. AGENT shall be obligated to comply with all of the requirements of the Quality Assurance Program contained in the Certification Training Manual, as amended from time to time, and with the specific requirements described in the remainder of this subparagraph (c). AGENT'S installation, warranty and maintenance service CRS facility shall be required to obtain certification from the manufacturer(s) of CPE AGENT sells and AGENT shall be responsible to secure such certifications. AGENT may only delegate its installation, warranty and maintenance service obligations hereunder to a subcontractor with the express prior written approval of SBMS, which approval will not be unreasonably withheld or withdrawn, and with any approval necessary from each manufacturer and/or distributor of an approved model of CPE to be sold or leased by AGENT. Such delegation shall be by written agreement between AGENT and the service subcontractor. Notwithstanding such agreement with a service subcontractor,

        AGENT shall remain responsible to SBMS for all installation, warranty and maintenance service obligations hereunder. AGENT shall reimburse SBMS for the reasonable cost of installation, repair or warranty which SBMS, in its sole discretion, deems necessary to have performed at a facility other than AGENT'S for customers as to whom AGENT fails to comply with SBMS' standards applicable thereto. Notwithstanding the foregoing, AGENT's obligations to repair and maintain CPE are subject to any limitations on AGENT's and/or the manufacturers warranty obligation.

     d. AGENT agrees to maintain sufficient liability insurance to protect SBMS from all claims arising out of the acts, omissions, and/or representations of AGENT. SBMS shall be named as an additional insured party on each policy. Such insurance coverage shall be maintained under one or more policies of insurance from a recognized insurance company qualified to do business within the Area providing in the aggregate minimum liability protection of ONE MILLION DOLLARS ($1,000,000.00) per occurrence for bodily and personal injury and death and ONE MILLION DOLLARS ($1,000,000.00) per occurrence of property damage. Each such insurance policy shall provide for not less than thirty (30) days prior notice to all insured of any modification, cancellation or nonrenewal. SBMS may, at any time and with ninety (90) days prior notice to AGENT, require AGENT to increase its coverage of any type of insurance in reasonable amounts and require different or additional kinds of insurance, to reasonably reflect inflation, identification of special risks, changes in law or standards of liability, higher damage awards or other changes in circumstances. Upon request, AGENT shall furnish SBMS with a copy of the insurance policy or a binder that demonstrates that AGENT maintains insurance required as set forth above, such policy or binder to specifically show SBMS as an additional insured. The furnishing of such proof of insurance is required within fifteen (15) days of the execution of this Agreement by AGENT and AGENT agrees to furnish such proof as soon as prudent after such policies are renewed.

     e. AGENT agrees to take all necessary steps to ensure compliance with AGENT'S obligations under this Agreement by AGENT and its personnel and any other parties involved in the sale of the Authorized Services by AGENT, including but not limited to Sub-Agents.

     f. AGENT agrees to maintain operations and follow procedures that are in full compliance with SBMS' requirements as specified in SBMS' Agent Operations Manual, as amended and distributed from time to time, and to allow SBMS reasonable access to AGENT'S facilities for inspection. The SBMS Agent Operations Manual is binding upon AGENT as if fully set forth herein.

     g. For its own account, AGENT agrees to sell CPE to be used by Subscribers of SBMS' CRS or other end users. AGENT may only offer FCC approved equipment. AGENT agrees to maintain an inventory of CPE sufficient to meet reasonable

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

        anticipated demand by Subscribers which AGENT enrolls. AGENT also agrees to maintain a minimum inventory of parts. In particular, but without limitation, AGENT agrees not to use any CPE bearing trademarks similar to or resembling the Marks of SBMS. Except for any SBMS-owned CPE which AGENT handles on behalf of SBMS, all CPE sales and leases shall be made by or on behalf of AGENT for its own account and not as agent for, or for the account of, SBMS. AGENT may establish sale and lease prices, fees and charges for the CPE and SBMS shall have no control over such prices or over AGENT'S CPE. With respect to the sale or lease of AGENT'S CPE, Subscribers shall be customers of AGENT and SBMS shall have no responsibility to AGENT or to Subscribers with respect to the sale or lease of AGENT'S CPE.

     h. AGENT agrees that AGENT will at all times faithfully, honestly and diligently perform its obligations hereunder, and that AGENT will continuously exert its best efforts to promote and enhance the use of SBMS' Authorized Services.

     i. In the relevant Area, AGENT agrees that it will not, at any time either during the term of this Agreement, or any extension thereof, (1) induce, influence or suggest to any Subscriber of SBMS' CRS to purchase CRS or any other CMRS from another Reseller or provider of CRS or CMRS or switch to and/or contract with another CRS provider, (2) induce, influence or suggest to any Subscriber of any other Authorized Service to purchase a service competing with a service provided or offered by SBMS from any other provider or Reseller of such competing service, whether or not the competing service is technologically the same as the Authorized Service in question. As more fully described in Paragraph 18, AGENT agrees not to act as a representative or agent of any other reseller or provider of CMRS in the relevant Area. Notwithstanding any language to the contrary, AGENT shall have the right to enter into or continue current provision of Paging Services and other Services that are not SBMS' Authorized Services as of the date of execution of this Agreement ("Additional Authorized Services"), provided, however, that in the event SBMS should enter into the business of providing Paging Services or other Additional Authorized Services, AGENT and SBMS agree to negotiate in good faith with respect to AGENT'S provision of such Paging Services or other Additional Authorized Services.

     j. AGENT agrees not to take any action inconsistent with the provisions of this Agreement and shall use its best efforts to support SBMS' efforts in providing the Authorized Services to Subscribers.

     k. AGENT agrees not to take any action inconsistent with, and agrees to support SBMS' efforts before legal or regulatory authorities regarding any modification of rates.

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

     l. AGENT agrees that during and after the term of this Agreement, AGENT will not reveal, divulge, make known, sell, exchange, give away, or transfer in any way any part of its list of Subscribers or use such information for any purpose other than (i) AGENT (but no other successor business entity) maintaining such periodic contact with Subscribers as is required for warranty service, installation or maintenance of CPE,
        (ii) the resolution of disputes between AGENT (but no other corporate entity) and Subscribers relating to CPE charges and (iii) AGENT (but no other corporate entity) business activities unrelated to CRS, CMRS, or any other Authorized Services; provided, however, AGENT shall be under no such limitation to the extent such Subscriber list or information known to AGENT regarding such Subscriber list becomes available to any third party in a manner destroying its nature as a trade secret, other than through the fault of AGENT and, provided further, that AGENT shall be under no restriction regarding the use of such information as long as such use is consistent with the terms of this Agreement.

     m. AGENT agrees to advertise association with SBMS' Authorized Services as an Authorized Agent of SBMS, pursuant to any written procedures SBMS may publish from time to time.

     n. AGENT agrees to use its best efforts to install and maintain CPE for Subscribers referred to AGENT by SBMS' direct sales force and sales associates for installation and maintenance on a "first come, first serve basis", in accordance with SBMS standards established from time to time.

5.   SBMS' RESPONSIBILITIES
     ----------------------

     SBMS will:

     a. Upon approval, and subject to compliance with procedures and guidelines established from time to time, SBMS will furnish the Authorized Services to Subscribers.

     b. Secure any necessary regulatory approvals to conduct the Authorized Services.

     c. Establish the rates, terms, and conditions of the sale of its Authorized Services to Subscribers.

     d. Establish the administrative procedures and guidelines for sale of Authorized Services, enrollment of Authorized Services Subscribers, and customer service provided to Subscribers.

     e. Promote SBMS' Authorized Services and provide promotional literature as

        SBMS deems necessary and appropriate. SBMS may advertise SBMS' Authorized Services from time to time if it deems necessary and appropriate.

     f. Provide a reasonable amount of training on sales of SBMS' Authorized Services and administrative procedures associated with the enrollment of Subscribers.

     g. Bill Subscribers for SBMS' Authorized Services charges and provide customer service and assistance, including collection of Authorized Services charges.

6.   CPE BEARING SBMS' MARKS
     -----------------------

     AGENT shall not have the right, except after SBMS' approval, to sell
CPE bearing SBMS' Marks to any person or entity other than a Subscriber to whom AGENT has sold SBMS' Authorized Service(s) hereunder. This clause is intended to protect SBMS' Marks and to assure that such Marks are used properly.

7.   COMMISSIONS
     -----------

     SBMS shall pay commissions to AGENT for Subscribers enrolled by AGENT onto SBMS' Authorized Services. A Subscriber will be deemed to be enrolled only when the Subscriber's CRS telephone number is installed in CPE and activated by SBMS. The current commissions and related Authorized Services are defined and outlined in the attached Exhibit "C." This commission schedule may be revised or restructured by SBMS in its sole discretion, upon thirty (30) days advance written notice to AGENT or by mutual agreement of the parties at any time.

     AGENT recognizes that SBMS' ability to sell the Authorized Services may be affected by state and federal court decisions and state and federal regulatory approvals. AGENT agrees that if SBMS is prohibited from, or otherwise ceases, selling the Authorized Services in the Area, SBMS may declare this Agreement null and void with no penalty.

     Commissions shall only continue to accrue as long as this Agreement is in effect, and the expiration or termination of this Agreement shall effectively terminate AGENT'S right to any further commissions that would otherwise accrue after the date of expiration or termination. Subscriber activation commissions shall be debited in the event a Subscriber does not remain continuously active on SBMS' system for at least that period(s) of time indicated in Exhibit "C."

     SBMS may withhold and offset or apply AGENT compensation against 30 days past due amount owed to SBMS. Whenever AGENT fails to comply with any term hereof or any procedure referenced in this Agreement or AGENT does not provide complete and/or accurate information concerning Subscribers to whom an Authorized Service is sold or, if applicable, the CPE is sold or leased, SBMS shall have the right to withhold all or a portion of any compensation or other amount otherwise payable hereunder to AGENT with respect to such Authorized Service or if applicable, CPE.

8.   USE OF MARKS BY AGENT
     ---------------------

     Periodically SBMS will publish a list of the Marks AGENT is licensed to use under the Agreement. The right granted hereunder shall be the non-exclusive right of AGENT to use the Marks solely in the Area defined herein. Such list will also be supplemented with rules and regulations pertaining to the Marks. AGENT agrees to comply with all such rules and procedures prescribed by SBMS from time to time during the term of this Agreement. AGENT acknowledges that its right to use the Marks is derived solely from this Agreement and is limited to the identification of AGENT as an agent of SBMS. AGENT recognizes the great value of the goodwill associated with the Marks, and acknowledges that the Marks and all rights therein and goodwill pertaining thereto belong exclusively to SBMS, and that the Marks have a secondary meaning in the mind of the public. AGENT acknowledges and agrees that all usage of the Marks by AGENT and any goodwill established thereby shall inure to the exclusive benefit of SBMS and its Affiliates and that this Agreement does not confer any goodwill or other interests in the Marks upon AGENT. Any unauthorized use of the Marks by AGENT, or any use not in compliance herewith, shall constitute an infringement of the rights of SBMS and its Affiliates in and to the Marks and shall further constitute a material breach of this Agreement.

     AGENT shall use the Marks with such words qualifying or identifying the agency relationship of SBMS and AGENT as SBMS from time to time shall in its sole discretion prescribe. AGENT shall not use the Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may AGENT use the Marks in connection with the sale or lease of any unauthorized product or service or in any other manner not expressly authorized by this Agreement or separately in writing by SBMS. If AGENT uses SBMS' Marks on any of AGENT'S stationery, other forms or business cards, AGENT agrees to display the Marks on such stationery, other forms, and business cards used in connection with Authorized Services in the manner prescribed by SBMS.

     AGENT agrees to obtain such fictitious or assumed name certificates or registrations as may be required by applicable law, provided the fictitious or assumed name, if in connection with this Agreement, is approved in writing by SBMS and SBMS is provided a copy of the certificate and/or registration. If any fictitious or assumed name used by AGENT includes anything that identifies SBMS or its Marks, SBMS may at any time require AGENT to cease using such fictitious or assumed name, and to cancel any corresponding certificate and/or registration.

     If it becomes advisable at any time in SBMS' sole discretion for AGENT to modify or discontinue use of any Mark or substitute one or more additional trade or service marks to identify its relationship with SBMS or, if applicable, any CPE, AGENT agrees to comply therewith within a reasonable time after notice thereof by SBMS and the sole obligation of SBMS in any such event shall be to reimburse AGENT for the out-of-pocket costs, if any, of complying with this obligation. In addition, AGENT shall replace obsolete identification signs or identification material with new signs or identification material should AGENT adopt new Marks replacing one or more Marks identified by SBMS in such list as herein before specified.

     Upon reasonable notice from SBMS, AGENT shall provide to SBMS written reports containing such statistical and other types of information as SBMS shall reasonably request for the purpose of ascertaining or determining compliance with the licensing provisions of this Agreement. Further, upon SBMS' request, AGENT shall provide SBMS with samples of all advertising and other literature, packages, labels, and labeling prepared by AGENT which use the Marks or the logos. When using the Marks or the logos under this Agreement, AGENT undertakes to comply with all laws pertaining to trademarks in force at any time in the Area defined herein.

9.   SBMS' TITLE AND PROTECTION OF SBMS' RIGHTS
     ------------------------------------------

     AGENT agrees that it will not attack the title or any rights of SBMS in and to the Marks either during the term of this Agreement or thereafter. SBMS hereby indemnifies AGENT and undertakes to hold AGENT harmless against any damages and costs from claims or suits arising out of the use by AGENT of the Marks as authorized in this Agreement, provided that prompt notice is given to SBMS of any such claim or suit and provided, further, that SBMS shall have the option to undertake and conduct the defense of any suit so brought and that no settlement of any such claim or suit is to be made by AGENT without the prior written consent of SBMS.

     AGENT agrees to assist SBMS and SBMS agrees to reimburse AGENT for all associated reasonable costs to the extent necessary in the procurement of any protection or to protect any of SBMS' rights to the Marks, and SBMS, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of AGENT or join AGENT as a party thereto. When known, AGENT shall immediately notify SBMS in writing of any infringements or imitations by others of the Marks that are the same as or similar to those covered by this Agreement. SBMS shall have the sole right to determine whether any action shall be taken on account of any such infringements or imitations. AGENT shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of SBMS.

10.  COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES
     ------------------------------------------------

     AGENT shall secure and maintain in force all licenses and permits required of AGENT and its employees in the enrollment of Subscribers and the sale of CPE, installation and maintenance of CPE, including without limitation, all required FCC permits and certifications, if required, and business and sales tax licenses, and shall conduct its business in full compliance with all state and federal laws, ordinances and regulations applicable to AGENT'S business. SBMS shall sell or resell the Authorized Services in accordance with applicable rules, regulations, statutes and decisions governing such Services.

     AGENT shall promptly pay, when due, all taxes and assessments against any real or personal property used in connection with AGENT'S business, and all liens or encumbrances of every kind or character created or placed upon or against any such property, and all accounts and other indebtedness of every kind incurred by AGENT in the conduct of its business.

     AGENT shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state and federal laws, inclusive of Executive Orders applicable to AGENT as an employer. AGENT will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and with any rules and regulations issued pursuant to this Act.

     AGENT understands that if AGENT operates its CPE business or represents SBMS' Authorized Services in a manner that is inconsistent with or contrary to state or federal law or regulation, such action will reflect adversely upon the name and goodwill of SBMS and its Affiliates. Therefore, AGENT agrees to comply, if applicable, with Part 22 of the FCC rules, and all tariffs, other governmental rules and procedures in existence relating to the sale of the Authorized Services and the sale, lease, warranty service and the conduct of AGENT'S CPE business hereunder as well as any rules and procedures relating to such matters reasonably prescribed from time to time by SBMS. AGENT shall be responsible to familiarize itself with the laws and regulations applicable to the conduct of its business.

11.  ADVERTISING AND BUSINESS PRACTICES OF AGENT
     -------------------------------------------

     All advertising and promotion by AGENT shall be completely factual and shall conform to the highest standards of ethical advertising. All advertising and marketing materials that AGENT desires to use in connection with Authorized Services or CPE and that have not been prepared by or previously approved by SBMS must be submitted to SBMS for approval prior to use.

     AGENT agrees that it will not begin its advertising and promotion without SBMS' prior written consent.

     AGENT shall notify SBMS in writing within five (5) days of the commencement of any material action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency of other governmental instrumentality, involving AGENT in connection with any business conducted by AGENT on behalf of SBMS hereunder.

12.  AGENT'S BUSINESS RECORDS
     ------------------------

     AGENT agrees to create and to maintain at its principal office and preserve for three years from the date of their preparation, full, complete and accurate records of its business conducted pursuant to this Agreement. Such records shall include, without limitation, records of all Authorized Services enrollments and CPE sales, leases or rentals, and SBMS shall be entitled to inspect the same upon reasonable notice.

13.  ASSIGNMENT
     ----------

     This Agreement is fully assignable by SBMS to any affiliated person or entity and shall inure to the benefit of any assignee or other legal successor to the interest of SBMS herein.

     AGENT acknowledges that SBMS has entered into this Agreement in reliance upon the character, business experience and ability of AGENT and its owner(s), officers and managers and that neither the rights and duties created by this Agreement nor a controlling interest in the ownership of AGENT may be voluntarily, involuntarily, directly or indirectly assigned, or otherwise transferred (including, without limitation, by transfer of capital stock or partnership interests, by merger or consolidation, by issuance of additional securities representing an ownership interest in AGENT or convertible thereto, or in the event of the death of a shareholder or partner of AGENT, by will, in declaration of or transfer in trust or the laws of intestate succession) without the written approval of SBMS, which will not be unreasonably withheld, subject to such conditions as SBMS deems reasonably necessary. Any such assignment or transfer without such approval shall constitute a breach hereof, subject to termination and convey no rights to or interests herein. Any change in management, personnel or identity that materially impairs the ability of AGENT to market the Authorized Services shall also constitute such a breach. "Control" for purposes hereof is defined in Paragraph 1 above.

14.  TERM AND EXTENSION OF AGENCY RELATIONSHIP
     -----------------------------------------

     The term of this Agreement shall be three (3) years, commencing upon final execution of this Agreement. AGENT shall provide to SBMS written notice of the date on which AGENT initiates operations under this Agreement in the Area. AGENT agrees that SBMS must provide written consent before AGENT actually initiates business operations.

     Upon expiration of this Agreement, if SBMS plans to continue to sell Authorized Services in the Area and AGENT has substantially complied with all provisions of this Agreement, then this Agreement shall automatically extend for additional one (1) year renewal periods subject to either party's option to terminate this Agreement upon written notice as outlined below. Upon extension of their agency relationship, SBMS and AGENT shall continue their business relationship on the same terms and conditions set forth in this Agreement, subject to changes required by regulatory authorities or as mutually agreed upon by SBMS and AGENT. AGENT and/or SBMS shall give the other party written notice of exercise of its option to terminate this Agreement not less than sixty (60) nor more than one hundred twenty (120) days prior to the expiration of the original term or the renewal period.

15.  LATE PAYMENTS; SECURITY DEPOSIT
     -------------------------------

     In the event any amount payable by AGENT to SBMS is more than thirty
(30) days overdue, SBMS may, at its sole option, do one or more of the following: (i) require AGENT to pay its account in full; (ii) apply commissions and any other credits or other amounts payable to AGENT to reduce the AGENT'S account payable balance; (iii) require AGENT to deposit with SBMS an irrevocable commercial letter of credit, cash or other form of security acceptable to SBMS in its sole discretion to secure future delays or defaults in payment; or (iv) thirty days after providing written notice to Agent of the overdue payment, if payment remains overdue, terminate this Agreement. This deposit will secure payment of any amounts due under this Agreement or any other agreement between the parties.

     AGENT understands that in order to purchase CPE from SBMS (if SBMS determines that it will sell CPE) other than on a cash on delivery basis, AGENT may be required to sign security agreements, financing statements and related documents.

16.  TERMINATION OF AGREEMENT
     ------------------------

     A.  By Agent
         --------

     If AGENT is in substantial compliance with this Agreement and SBMS materially breaches this Agreement and fails to cure such breach within thirty
(30) days after written notice thereof is delivered to SBMS, AGENT may terminate this Agreement effective thirty (30) days after delivery to SBMS of written notice thereof and AGENT shall not be bound by the provisions in Paragraph 18, "Covenants Not to Compete."

     B.  By SBMS
         -------

     SBMS shall have the right to terminate this Agreement effective upon thirty (30) days written notice if (a) the FCC Cellular Radio Decisions are not continued in substantially the same form and such change materially adversely impacts SBMS' (or an Affiliate's) ability to conduct its business in the Area;
(b) state and/or federal regulatory approval empowering SBMS or its Affiliate to construct and provide the Authorized Services and/or CPE in the Area is not granted to either SBMS or an Affiliate, is granted subject to terms and conditions unacceptable to SBMS or an Affiliate, or is granted under such terms and conditions that, in SBMS' opinion, materially affect the intended purpose of this Agreement; or (c) regulatory authorization of the commission schedule of this Authorized Agent Agreement is made subject to terms and conditions unacceptable to SBMS or its Affiliates; (d) prior to selling or providing any Authorized Service to AGENT, SBMS decides not to provide the Authorized Services in the particular area set forth in Exhibit "A".

     Further, SBMS shall have the right to terminate this Agreement effective upon written notice if: (a) AGENT makes an assignment for the benefit of creditors; (b) an Order for Relief under Title 11 of the United States Code is entered by any United States Court against AGENT; (c) a trustee or receiver of any substantial part of the AGENT'S assets is appointed by any Court; (d) AGENT sells all or substantially all of AGENT'S inventory or assets other than any sale in the ordinary course of business.

     In addition, SBMS shall have the right to terminate this Agreement effective upon delivery of notice of termination of AGENT, if AGENT (or one or more of its owners and affiliates): (i) has made any material misrepresentation or omission in its application to establish an agency relationship with SBMS or is convicted of or pleads no contest to a felony or other crime or offense that, in SBMS' reasonable sole opinion, is likely to adversely affect the reputation of SBMS or its affiliated companies or the goodwill of the Marks; (ii) attempts to make an unauthorized assignment of this Agreement; (iii) receives a notice of violation of the terms or conditions of any license or permit required by AGENT or its employee(s) in the conduct of AGENT'S Authorized Services and fails to correct such violation, or to terminate the employment of such employee(s) within the time period specified in such notice, if any, or within thirty (30) days after receipt of such notice, whichever first expires; (iv) fails to achieve a minimum average of twenty-five (25) gross activations for three (3) consecutive months; or (v) fails to comply with any provision of this Agreement, including any applicable tariff relating to Authorized Services and/or CPE, and AGENT does not correct such failure within ten (10) days as to monetary defaults and within thirty (30) days if non-monetary default after written notice of such failure to comply is delivered to AGENT.

17.  OBLIGATIONS OF AGENT UPON TERMINATION OR EXPIRATION
     ---------------------------------------------------

     AGENT agrees that upon the expiration or termination of this Agreement, AGENT and its owner(s) and Affiliates will: (i) not thereafter use any actual or similar Marks, or any actual or similar trade name, service mark, trademark, logo, insignia, symbol or decorative design therefore used by AGENT specifically in the sale of the Authorized Services in any manner or for any purpose in the Area except that AGENT and its owner(s) may use or continue to use any trade name, service mark, logo, insignia, symbol or decorative design that AGENT or its owner(s) lawfully used in any business prior to the date of this Agreement; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with SBMS or any affiliated company of SBMS, and will not directly or indirectly, at any time or in any manner, identify itself or any other business as being associated with SBMS or any affiliated company of SBMS;
(ii) return to SBMS all advertising and marketing materials, forms, and other materials containing any Mark or otherwise identifying or relating to SBMS' Authorized Services in the Area; (iii) take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to any Mark; or authorize SBMS, and any officer of SBMS, as AGENT'S attorney in fact, to take such actions as may be required to cancel such fictitious or assumed name or equivalent registration if AGENT fails or refuses to do so, and all governmental agencies administering fictitious or assumed name or equivalent registrations may accept and rely upon appropriate documents executed by SBMS or its officer canceling any such registration; and (iv) provide SBMS with an updated list of names, addresses and all other relevant information AGENT then possesses concerning Subscribers of Authorized Services AGENT has enrolled in the Area.

18.  COVENANT NOT TO COMPETE
     ------------------------

     In consideration of SBMS' grant to AGENT of the right to use the Marks, the right to advertise affiliation with SBMS as an Authorized Agent of SBMS and the great value of the goodwill associated with AGENT'S ability to use the Marks, which rights and value are not available to distributors generally, and in recognition of the value of specialized, technical knowledge of the cellular industry and other services imparted by SBMS to AGENT from time to time, AGENT agrees to be bound by the covenants in this Paragraph 18. Such rights and value shall constitute independent consideration for the covenants in this Paragraph 18.

     Therefore, for value received, as identified above, AGENT agrees that AGENT, its officers, directors, key employees, and principals, any Affiliate or the person or persons owning a controlling interest in AGENT or an Affiliate, shall during the term of this Agreement and except as noted below, and AGENT and the person or persons owning a controlling interest in AGENT for a period of one
(1) year following the latter of the expiration or termination of this Agreement;

     (1) not, directly or indirectly, induce, influence or suggest to any Subscriber of SBMS' CRS to purchase CRS or any other CMRS from another reseller or provider of CRS or CMRS in the Area as existing at the time of execution of this Agreement;

     (2) not directly or indirectly, influence or suggest to any Subscriber of any other Authorized Service to purchase a competing service from any other provider or reseller of such competing service in the Area as existing at the time of execution of this Agreement, whether or not the competing service is technologically the same as the Authorized Service in question;

     (3) not, under any circumstances or conditions whatsoever, directly or indirectly, as an individual, partner, stockholder, director, officer, employee, manager or in any other relation or capacity whatsoever engage in the sale or promotion of CRS, CMRS, or any other Authorized Service on behalf of any competing reseller or provider of such service in the Area as existing at the time of execution of this Agreement.

     (4) not, directly or indirectly, allow any other person, firm or other entity to use the name, trade name, goodwill or any other assets or property of AGENT or SBMS in any manner in connection with such other entity's sale of CRS, CMRS or any other Authorized Service on behalf of a competing reseller or provider of service in the Area, and AGENT specifically agrees not to transfer, assign, authorize or consent to the transfer of an AGENT telephone number to such a competing person, firm or other entity upon the expiration or termination of this Agreement.

     Notwithstanding any language to the contrary, subject to the obligation to negotiate in good faith as set forth in Section (4) (i), the restrictive covenants contained herein shall not operate so as to restrict AGENT from the business of providing or selling Paging Services or nonexclusive Additional Authorized Services.

     19.  SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS
          -------------------------------------------------

     Except as expressly provided to the contrary herein, each term and condition of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision hereof is held to be invalid, contrary to, or in conflict with any applicable present or future law, regulation or public policy in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which SBMS or its Affiliate is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if AGENT is a party thereto, otherwise upon AGENT'S receipt of a notice of nonenforcement thereof from SBMS.

     To the extent that Paragraphs 4 or 18 contain or impose a restriction upon AGENT that is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but could be enforceable by reducing any or all thereof, AGENT and SBMS agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. SBMS and AGENT shall mutually agree to a modification of any invalid or unenforceable term or condition hereof to the extent required to be valid and enforceable. Such modifications to this Agreement shall be required only in the Area directly affected by any such ruling.

20.  WAIVER OF OBLIGATIONS
     ---------------------

     SBMS and AGENT may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver.

     Whenever this Agreement requires the consent of a party, such request shall be in writing and no consent may be unreasonably withheld. All consents or withholding of consent with reasons therefore shall be in writing.

     SBMS and AGENT shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach hereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the parties at variance with the terms hereof or any failure, refusal or neglect of SBMS or AGENT to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including without limitation any rule or procedure, or any waiver, forbearance, delay, failure or omission by SBMS to exercise any right, power or option, whether of the same, similar or different nature, with respect to one or more other Authorized Agents or other forms of distribution.

21.  RIGHTS OF PARTIES ARE CUMULATIVE
     --------------------------------

     The rights of SBMS and AGENT hereunder are cumulative and no exercise or enforcement by SBMS or AGENT of any right or remedy hereunder shall preclude the exercise or enforcement by SBMS or AGENT of any other right or remedy hereunder or that SBMS or AGENT is entitled by law to enforce.

22.  GOVERNING LAW AND LIMITATION OF ACTIONS
     ---------------------------------------

     Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed by the laws of the State of Texas.

     Any lawsuit or other claim arising out of or in connection with this Agreement or the relationship of the parties must be brought, if at all, within twenty-five (25) months after the cause of action accrues, regardless of when it is discovered.

     If any suit or action shall be brought to enforce or declare any of the terms of this Agreement, to terminate this Agreement or to recover any damages sustained as a result of a default in the performance of any obligations under this Agreement, or a breach of any of the representations and warranties herein contained or otherwise pursuant to this Agreement, then the party not prevailing in such suit or action shall be liable to the prevailing party for the prevailing party's cost and expenses, including, without limitation, court costs and reasonable attorney's fees and expert witness' fees (including without limitations, the value of time spent by in-house personnel), the amount of which shall be fixed by the court and shall be made a part of any judgment rendered. The parties agree that such suit or action must be brought, if at all, within one (1) year after the underlying cause of action accrues.

23.  TESTIMONY
     ---------

     Matters relating to this Agreement may be an issue before various regulatory bodies. Upon reasonable notice AGENT agrees to fully cooperate with SBMS regarding any such matters including willingly providing employees of AGENT to testify at appropriate times regarding any aspect of this Agreement or other related issues. SBMS agrees to reimburse AGENT for reasonable costs expended in supplying such testimony.

24.  BINDING EFFECT
     --------------

     This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

     All obligations by either party that expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied in full or by their nature.

25.  IMPOSSIBILITY OF PERFORMANCE
     ----------------------------

     Neither SBMS nor AGENT shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (i) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or court of competent jurisdiction; (ii) acts of

God; (iii) acts or omissions of the other party; (iv) fires, strikes, embargoes, war, insurrection or riot. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

26.  INTERPRETATION
     --------------

     The preambles and exhibits to this Agreement are a part of this Agreement, which constitute the entire agreement of the parties, and there are no other oral or written understandings or agreements between SBMS and AGENT relating to the subject matter hereof.

     Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto, except for those affiliates of SBMS as may be involved in the provision of one or more of the Authorized Services, provided that SBMS shall remain liable to Agent pursuant to the terms of this Agreement.

     The headings of the several paragraphs hereof are for convenience only and do not define, limit or construe the contents of such paragraphs.

     The term "AGENT" as used herein is applicable to one or more persons, a corporation or a partnership. If two or more persons are at any time AGENT hereunder, whether or not as partners or joint ventures, their obligations and liabilities to SBMS shall be joint and several.

     This Agreement shall be interpreted and governed without regard as to which party hereto drafted the Agreement.

     This Agreement shall be executed in multiple copies, each of which shall be deemed an original.

27.  INDEMNITY
     ---------

     Subject to the provisions of Paragraph 3 and the insurance requirements set forth in Paragraph 4, each party hereto agrees to defend, indemnify and save harmless the other party and its successors and assigns and its employees and agents and their heirs, legal representatives and assigns from any and all claims or demands whatsoever, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made (i) by the indemnifying party's employees or any other persons for bodily injury or damage to property occasioned by the acts or omissions of the indemnifying party or its subcontractor, or the employees or agents of any of them, and (ii) by the party's employees under workers compensation or similar acts.

28.  SURVIVAL
     --------

     The terms, provisions, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performances and termination of this Agreement, including the making of any and all payments due hereunder.

29.  LICENSES
     --------

     No licenses, express or implied, under any patents are granted by SBMS or its Affiliates to AGENT.

30.  NOTICES AND PAYMENTS
     --------------------

     All payments due AGENT shall be made to such address or bank as AGENT from time to time designates. All notices and reports required to be delivered by the provisions of the Agreement shall be deemed so delivered three (3) business days after placement in the United States Certified or Registered Mail, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified. All reports and other information required by this Agreement shall be directed to SBMS at the data processing center or the address provided to AGENT from time to time, or to such other persons and places as SBMS may direct from time to time. Any required report not actually received or postmarked by SBMS or AGENT during regular business hours on the date due, shall be deemed delinquent.

31.  CONFIDENTIAL INFORMATION
     ------------------------

     Any specifications, drawings, sketches, models, samples, data, computer programs or documentation, or technical or business information ("Information") furnished or disclosed by SBMS to AGENT hereunder shall be deemed the exclusive property of SBMS, including title to copyright in all copyrightable material, and, when in tangible form, shall be returned to SBMS upon completion or termination of authorized work. Unless such Information is required to be disclosed by law, was previously known to AGENT free of any obligation to keep it confidential, or has been or is subsequently made public by SBMS or a third party, it shall be held in confidence by AGENT, shall be used only for the purposes hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing. In addition, the parties hereby agree that Subscriber lists and related information or data are the exclusive property of SBMS and are to be used by AGENT solely in the performance of its obligations and duties as described herein and are to be returned to SBMS upon the termination of this Agreement.

     So long as this Agreement is in effect, AGENT shall not publicly disclose any of the terms of this Agreement without the prior written consent of SBMS, except as may be required by law or otherwise authorized by the terms of this Agreement.

     AGENT is served with process to obtain Information, AGENT shall immediately notify SBMS, which shall have the right to seek to quash such process regardless of any such efforts by Agent.

     Unless marked "proprietary," any Information furnished or disclosed by AGENT to SBMS shall not obligate SBMS to hold such Information in confidence.

32.  COVENANT NOT TO SOLICIT EMPLOYMENT
     ----------------------------------

     Agent and SBMS recognize and agree that each party hereto takes a great deal of time to hire and train employees for its respective business. Agent and SBMS fully understand the time and expense each party incurs to obtain qualified personnel, and Agent and SBMS agree not to offer employment to or employ any of the other party's employees without written consent by a Vice President or the President of the other party.

33.  AUTHORITY
     ---------

     Each of the parties represents, warrants and agrees that it is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its formation, and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; that the execution and delivery of this Agreement and the performance hereof have been duly and validly authorized by all necessary corporate or partnership action; and that the execution and delivery by it of this Agreement and the performance of this Agreement by it will not conflict with or result in a breach of or constitute or result in a default under any of the terms, conditions or provisions of the Articles or Certificates of Incorporation, By-Laws, or other of its governing instruments or any judgment, order, decree, law, regulation or ruling of any court or governmental authority or any agreement, contract, commitment or other instrument to which it is a party or by which it is bound.

     Specifically, AGENT represents and warrants that (i) AGENT is not a party to any agreement to distribute, promote or otherwise sell CRS, CMRS or any other Authorized Service ( except Paging Services or Additional Authorized Services) on behalf of any competing provider, reseller or agent in the Area;
(ii) the execution and delivery by it of this Agreement and the performance of this Agreement by it will not conflict with or result in a breach or constitute or result in a default under any of the terms, conditions or provisions of any agreement between AGENT and any other carrier, reseller or agent of CRS, CMRS or any other Authorized Service.

34.  RIGHT OF FIRST REFUSAL TO SUBLET OR ASSIGN STORE LOCATION(S)
     ------------------------------------------------------------

     A.   Preapproval of SBMS as Subtenant or Assignee

          In connection with negotiating the lease(s) for store location(s) (the "Lease Premises"), Agent will use its reasonable best efforts to obtain a clause in each such lease allowing for the free transferability of AGENT'S interest in the lease(s) in the form of any unrestricted right on the part of Agent to sublet, assign or otherwise transfer the Leased Premises to SBMS or any Affiliate thereof.

     B.   Terms of Sublease or Agreement

          The assignment or sublease shall specifically state that rental payments shall be made directly to the landlord under the lease(s), and Agent shall indemnify SBMS for any and all defaults under the lease(s) or any other damage claims, etc. which arose during AGENT'S possession of the Lease Premises.

     C.   Right of First Refusal

          If, during the term of this Agreement, Agent shall elect to close or relocate one or more of the sales locations located in any one or more of the Leased Premises, Agent shall give written notice (the "Relocation Notice") to SBMS of its desire to close or relocate one or more of its sales locations on or before sixty (60) days prior to anticipated closure or relocation of such sales location. The Relocation Notice shall include a copy of the lease(s) for the particular Leased Premise(s) which are the subject of the Relocation Notice, together with any and all amendments, letter agreements, correspondence, etc. with respect to that particular lease(s).

          Within thirty (30) days after the receipt by SBMS of the Relocation Notice and lease(s), SBMS shall advise Agent in writing whether it intends to become AGENT'S subleasee or assignee under the lease(s). If the consent of the landlord is required, Agent shall use its best efforts to obtain such consent and shall generally cooperate fully with SBMS in connection with the assignment or subletting of the Leased Premises to SBMS. The terms and conditions of the sublease or assignment shall be identical to those set forth in the lease(s).

          If SBMS does not advise Agent of its intentions with respect to the lease(s) within such thirty (30) day period, Agent shall be free to attempt to sublet or assign the lease(s) to a third party under any terms and conditions. If Agent should attempt to sublet or assign the Leased Premises under different terms and conditions than those set forth in the lease(s). Agent shall first offer in writing the Leased Premises under the new terms and conditions to SBMS who shall have fifteen (15) days in which to determine if it will enter a sublease or assignment with Agent under such different terms or conditions.

35.  RIGHT OF FIRST REFUSAL TO PURCHASE STORE LOCATION(S)
     ----------------------------------------------------

     If at any time during the term of this Agreement or upon termination of this Agreement,

Agent receives a bona fide offer to purchase any or all of Agent's store location(s), from a third party, and Agent desires to accept such offer, Agent shall cause such offer to be reduced to writing and shall notify SBMS in writing of such offer. Agent shall provide SBMS thirty (30) business days to exercise a right of first refusal with respect to AGENT'S store location(s) by delivering to Agent a written notice indicating SBMS' desire to make the same purchase under terms and conditions identical in all material respects to the terms and conditions of the third party's offer. Notwithstanding the foregoing, if a term of the third party's offer specifies consideration other than cash, SBMS may exercise its right of first refusal by agreeing to pay an amount in cash reasonably equivalent to the value of such noncash consideration.

     IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement in two counterparts on the day and year first above written, AND HEREBY DECLARE THAT THEY HAVE READ AND DO UNDERSTAND EACH AND EVERY TERM,
                    -----------------------------------------------------
CONDITION, AND COVENANT CONTAINED IN THIS AGREEMENT OR IN ANY DOCUMENT
----------------------------------------------------------------------
INCORPORATED BY REFERENCE.
--------------------------

CELLSTAR, LTD.



By: /s/ Alan H. Goldfield
   ----------------------------------------
Title: Chairman and Chief Executive Officer
      -------------------------------------
Name: Alan H. Goldfield
     --------------------------------------
                (Print/Type)

Date: 12/16/96
     --------------------------------------


SOUTHWESTERN BELL MOBILE SYSTEMS, INC.,
AS GENERAL PARTNER FOR:


-------------------------------------------


By: /s/ Lowell Whitlock
   ----------------------------------------
Title: VP / GM - DFW
       ------------------------------------
Name: Lowell Whitlock
      -------------------------------------
                (Print/Type)

Date: 12/17/96
     --------------------------------------
Approved as to Form: /s/ illegible

                                   EXHIBIT A
                                   ---------



AUTHORIZED SERVICES
-------------------

1.  Commercial Mobile Radio Services (CMRS)

2.  CMRS Long Distance

                                   EXHIBIT B
                                   ---------



AUTHORIZED AGENT LOCATIONS
--------------------------

     This Exhibit "B" sets forth the initial locations at which AGENT is authorized to operate as described in this Agreement.

     It is agreed by AGENT and SBMS that if the initial business location(s) and/or the date upon which Authorized Services operations of AGENT will commence are not known at the date of execution of this Agreement, the same may be added from time to time as such information becomes known but no later than the effective date of AGENT operations.

     AGENT shall not change or add business locations without SBMS' prior written approval. AGENT shall consult with SBMS before initiating any action to change or supplement any of its business locations.

     Any business locations that AGENT opens and operates in the Area shall be subject to all of the terms of the Agreement, whether or not an amendment is signed by the parties adding the addresses of any new or different locations.

COUNTIES IN WHICH AGENT IS AUTHORIZED:

Dallas and Tarrant



BUSINESS LOCATIONS:

1.   605 W. Airport Freeway, Irving, Texas 75062

2.   512 N. Central Expressway, Richardson, Texas 75080

3.   4146 S. Cooper, Arlington, Texas 76015

4.   4216 LBJ Freeway, Dallas, Texas 75244

5.   5937 Donnelly, Ft. Worth, Texas 76107

EFFECTIVE DATE OF AGENT OPERATIONS:

(under this Agreement)

-----------------------------------

                                  EXHIBIT  C
                                  ----------
                    COMMISSION SCHEDULE (DALLAS-FT. WORTH)
                        TO AUTHORIZED AGENCY AGREEMENT
           (THIS EXHIBIT C SHALL BE EFFECTIVE AS OF AUGUST 1, 1996)

                                CELL STAR, LTD.


COMMISSIONS
-----------

Commissions will be paid by SBMS to AGENT in the following manner:

                             RATE PLAN                           COMMISSION
                             ---------                           ----------
     Bell  15 I, Basic                                              [REDACTED]
     Weekender III, Bell 250 I, III and Corporate                   [REDACTED]
     Bell 400 I, III, Bell 700 I, III, and Bell 950 I, III          [REDACTED]

     SPECIAL PLAN                                                COMMISSION
     ------------                                                ----------
     Bell 15 III                                                    [REDACTED]
     Weekender I                                                    [REDACTED]

Commissions will be paid within thirty (30) days of the bill close date on paperwork properly completed and received by SBMS by the second business day of the following month. Incomplete or incorrect paperwork will be returned to the Agent and will not be paid during the current cycle unless it is received back by SBMS by the second business day of the following month. Agent inquiries must be submitted within six (6) months of the activation date to be eligible for payment.

Subscriber activation commissions shall be debited in full in the event Subscriber does not remain on SBMS system in the Area for at least [REDACTED] subsequent to activation. In addition, if Subscriber switches rate plans during the initial [REDACTED], then the Agent's commission will be debited or credited by the difference in the two commission rates.

Commissions will not be paid on paperwork SBMS deems to be fraudulent. This includes, but is not limited to, forged signatures or forged initials. If it is determined that the Agent, its sales personnel or Sub-Agent committed the fraudulent activation, then the Agent will be held responsible for any subsequent charge-offs involved with such activation.


RESIDUALS
---------

Residuals will be paid in the following manner:


                     ACTIVATIONS            RESIDUALS
                     [REDACTED]             [REDACTED]

Residuals will be paid by calculating [REDACTED] will not be included in the calculation of residual payments. Any customer account in a suspend or final status will not be eligible in the calculation for residuals.





MSA/NW OCTOBER 30, 1996
1




__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

Example:  [REDACTED]







Agent's right to payment of residuals shall terminate following expiration of this Agreement, including any renewal period, or as otherwise provided herein.

SBMS, in its sole discretion, may terminate or suspend payment of Agents' entire residual base if the current month's gross activations [REDACTED] drop below [REDACTED].



TRADE-IN
--------

Agent may be eligible to receive payment pursuant to the Trade-in Program to be established by SBMS. Failure to comply with all current Trade-in Program guidelines may result in Agent's loss of eligibility to participate in the Trade-in Program. The Trade-in Program may be revised or restructured at any time by SBMS, in its sole discretion, upon fifteen (15) days advance written notice to Agent.


VERTICAL SERVICES
-----------------

Vertical Services will be paid in the following manner:

Commissions will be paid on vertical services equal to [REDACTED]

CO-OP
-----

Co-op will be paid in the following manner:

Advertising Co-op will be accrued [REDACTED]

Co-op guidelines must be followed in order to receive co-op payments. Co-op payments shall be due and payable to Agent 30 days following submission of invoices approved by the SBMS Marketing Department, provided however, no Co-op invoices will be paid until such amounts have been earned and accrued in Agent's Co-op account.

MSA/NW OCTOBER 30, 1996
2



__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

SPIFFS
------

[REDACTED]




                  NET ACTIVATIONS               SPIFF
                  ---------------               -----
                    [REDACTED]                [REDACTED]




GENERAL
-------

In order to receive compensation as set forth in this Exhibit C, SBMS must be notified and in agreement with any transfer of ownership of store locations.

SBMS reserves the right to withhold or apply commissions and residuals against overdue receivables owed to SBMS by Agent, or against write-offs assessed by SBMS resulting from fraudulent paperwork deemed to be caused by the Agent, its sales personnel, or its Sub-Agent.

Agent must submit customer deposit checks that have been returned to them by a financial institution (e.g. NSF check, closed account, etc.) to SBMS Dallas Treasury whose address is 15660 Dallas Parkway, Suite 1300, Dallas, TX 75248, within two months from the date of the check in order to receive reimbursement.

This Exhibit C may be revised or restructured at any time by SBMS, in its sole discretion, upon thirty (30) days advance written notice to Agent.

Agent will be compensated for the services and rate plans as set forth in this Exhibit C. SBMS reserves the right to compensate Agent for all other services and rate plans not set forth herein in amounts to be determined solely by SBMS.

DEFINITIONS
-----------
Net activations are equal to [REDACTED]
** Non-vested deactivations are [REDACTED].




SOUTHWESTERN BELL MOBILE SYSTEMS    ACKNOWLEDGMENT:
--------------------------------    --------------

                                    AGENT: Cellstar, Ltd.

BY: /s/ Lowell D. Whitlock          BY: /s/ Alan H. Goldfield
   -----------------------------       -----------------------------------

NAME:  LOWELL D. WHITLOCK           NAME: ALAN H. GOLDFIELD
     ---------------------------         ---------------------------------


TITLE:    VICE PRESIDENT &          TITLE:    CHAIRMAN AND CHIEF
          GENERAL MANAGER                      EXECUTIVE OFFICER
      --------------------------          --------------------------------

DATE:          12/17/96             DATE:          12/16/96
     ---------------------------         ---------------------------------

MSA/NW OCTOBER 30, 1996
3



__________
"[REDACTED]" indicates confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT D
                                   ---------
                                   Subagents


Ratel Communications
John Boling
3001 D. Airport Freeway
Bedford, Texas 76021
817-267-1770

Cellular International
Fima Kuperburg
10434 Ryker #C
Dallas, Texas   75238
214-341-2610

Beepers Etc.
Leo Prather/Cleveland Armstead
13455 Noel Road, Suite 1000
Dallas, Texas   75240
214-774-4537

Advanced Cellular Technology
Mike Jeffus
1420 Schukar Court
Irving, Texas 75061
972-986-2213

Cellular Paging
Chris Adeime
3317 West Illinois
Dallas, Texas 75211
214-339-5283

Cellular Paging
Chris Adeime
2431 A South Collins
Arlington, Texas 76014
817-265-4117

                                   EXHIBIT D
                                   ---------
                                   Subagents


Callnet Communication
Felix Osimiri
2302 Gus Thomason
Dallas, Texas   75228
214-327-9308

Radio Shack
Larry Criner
1601 B West Ennis Avenue
Ennis, Texas 75119
214-875-5770

Beepers Unlimited
Bobby & Debbie Harris
1147 East Industrial
Sulphur Springs, Texas   75482
903-439-6049

Universal Paging
Marvis Oa
3068 Forest Lane, Suite 209B
Dallas, Texas 75234
214-357-6565

Prime Time Communications
Keith Stenson
4607 Village Fair Drive, #327
Dallas, Texas   75234
214-374-7534

Protech Electronics
Scott Grant
3884 Shiloh Road, Suite 100
Garland, Texas 75041
972-864-4720

                                   EXHIBIT D
                                   ---------
                                   Subagents


Larry Haag
1802 Guildford Street
Garland, Texas   75044
972-414-8430

Mobile Advantage
Eric Jobe
503 A West Henderson
Cleburne, Texas   76031
817-558-0610

Mobile Electronics
Eric Jobe
726 East Highway 377
Grandbury, Texas   76048
817-279-7243

Moeller Cellular
David Pitre
3805 B Camp Bowie
Cleburne, Texas   76107
817-731-1011

Mobile Communications
Jay Montgomery
903 South Main
Weatherford, Texas   76086
817-596-0099

Texoma Prime
Connie Ferguson
Route 6, Box 569A
Gainesville, Texas 76240
888-453-3229

                                   EXHIBIT D
                                   ---------
                                   Subagents


Golden Key Leasing
Darrell Wright
P.O. Box 541
Arlington, Texas   76004-0541
817-226-4477

Telemart
Ben Tobar
546 Harwood Road
Hurst, Texas   76054
817-498-7831

National Tape
dba National Auto Accessories
Alan Goldfield, Sole Proprietor
2608 South Buckner
Dallas, Texas   75127
214-285-2188

Cellular on the Go
Curt Miller
3512 Sweetwood
Bedford, Texas 76021
817-364-2878

K.A. Marketing
Sandy Monroe
1 Stone Briar Way
Frisco, Texas 75034
972-957-7547
972-993-3993

                                   EXHIBIT D
                                   ---------
                                   Subagents


Bengo Networks
Ben Udechukwu
9492 Webb Chapel
Dallas, Texas   75220
972-654-0721

Advanced Voice Systems
Hazel Altheia
11551 Forest Central, Suite 105
Dallas, Texas   75243
214-340-1976